Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints DAVID I. CHEMEROW as true and lawful attorney-in-fact and agent to sign the Annual Report on Form 10-K for the year ended March 31, 2010, of Rentrak Corporation, an Oregon corporation, and to file said report, with all exhibits thereto, with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Each person whose signature appears below also grants to Mr. Chemerow full power and authority to perform every act and execute any instruments that he deems necessary or desirable in connection with said report, as fully as he could do in person, hereby ratifying and confirming all that Mr. Chemerow may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 7th day of June, 2010.

Signature	Title

/s/ William P. Livek	Chief Executive Officer and Director (Principal Executive Officer)
William P. Livek

Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)
David I. Chemerow

/s/ Paul A. Rosenbaum	Chairman of the Board
Paul A. Rosenbaum

/s/ Thomas D. Allen	Director
Thomas D. Allen

/s/ Richard Hochhauser	Director
Richard Hochhauser

/s/ George H. Kuper	Director
George H. Kuper

/s/ Anne MacDonald	Director
Anne MacDonald

/s/ Brent Rosenthal	Director
Brent Rosenthal

/s/ Ralph R. Shaw	Director
Ralph R. Shaw